Exhibit 10.2

SECOND AMENDMENT TO WAREHOUSING
CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO WAREHOUSING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is made as of February 1, 2013, by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), BANK OF AMERICA, N.A., as credit agent ( “Credit Agent”), and the lenders party hereto (singly and collectively, “Lenders”).

W I T N E S S E T H

WHEREAS, Borrower has entered into a certain loan arrangement with Credit Agent and Lenders presently evidenced by, among other documents, agreements, and instruments, that certain Warehousing Credit and Security Agreement dated as of September 4, 2012 by and among Borrower, Credit Agent, and Lenders, as amended by that certain First Amendment to Warehousing Credit and Security Agreement dated as of December 6, 2012 (as so amended and as may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Credit Agreement”).   Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

WHEREAS, Borrower has requested that Credit Agent and Lenders further modify and amend the Credit Agreement as and to the extent expressly provided herein; and

WHEREAS, Credit Agent and Lenders have agreed so to modify and amend the Credit Agreement as expressly set forth herein (but not otherwise);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Credit Agent, and Lenders hereby acknowledge, covenant, and agree as follows:

1.                                      Amendments to Credit Agreement.    As of February 1, 2013 (“Effective Date”), the Credit Agreement is hereby further modified and amended as follows:

a.                                      In Section 2.2, entitled “Funding Advances”, by striking the reference to “11:00 a.m.” in the existing text as presently appearing in Section 2.2(a) therein and by substituting in place thereof the following:

“1:00 p.m.”

b.                                      In Section 7.14, entitled “Operating Accounts”, by striking in the entirety the existing text as presently appearing therein and by substituting in place thereof the following:

7.14                        Operating Accounts.

At all times from and after February 1, 2013, Borrower and WD Capital shall between them maintain at Bank of America interest bearing escrow accounts relating to Mortgage Loans respectively being serviced by them pursuant to Servicing Contracts having aggregate collected balances to be at no time less than $175,000,000 in no fewer than forty (40) separate accounts.  LIBOR based pricing shall not be available on deposits in such accounts.   Non-interest bearing accounts shall earn earnings credit as provided in the Deposit Yield Agreement.  Borrower shall (and shall cause WD Capital to) at all times comply with the terms and conditions of the Deposit Yield Agreement.

c.                                       In Section 13.1, entitled “Defined Terms”, by adding the following definition in alphabetical order with respect to the defined terms as presently appearing therein:

“Deposit Yield Agreement” means that certain Deposit Yield Agreement dated as of February 1, 2013 by and between Borrower, WD Capital, and Bank of America, as same may be amended, restated, renewed or replaced from time to time.  For the avoidance of doubt, the Deposit Yield Agreement shall constitute one of the Loan Documents hereunder.

d.                                      References to Credit Agreement.   From and after the Effective Date, any and all references in the Loan Documents to the Credit Agreement (however defined or described) shall mean and refer to the Credit Agreement as hereby modified and amended, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.

2.                                      Deposit Yield Agreement.  In connection with the execution and delivery of this Amendment, Borrower shall (and shall cause WD Capital to) execute and deliver a Deposit Yield Agreement in favor of Bank of America (“Deposit Yield Agreement”),  in form and substance satisfactory to Bank of America.

3.                                      Ratification of Loan Documents.   Borrower hereby ratifies, confirms, and reaffirms, in all respects and without condition, all of the terms and provisions of the Loan Documents, as modified, amended, and otherwise provided for herein.  Borrower hereby acknowledges and agrees that all terms and provisions of the existing Loan Documents applicable to it, except as and to the extent expressly modified and amended by this Amendment, shall continue to remain in full force and effect without further modification or amendment.

4.                                      Specified Representations of Borrower.  Borrower hereby represents and warrants to Credit Agent and Lenders, as follows:

a.                                      The execution and delivery of this Amendment, the Deposit Yield Agreement, and any and all other instruments, documents, and agreements contemplated herein have been duly authorized by all requisite corporate and other entity action on the part of Borrower.

b.                                      This Amendment and the Deposit Yield Agreement each constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

c.                                       The execution and delivery of this Amendment, the Deposit Yield Agreement, and any and all other instruments, documents, and agreements contemplated herein or therein and executed in connection herewith: (i) are within the corporate and other entity authority of Borrower, and (ii) do not and will not contravene any provision of law, statute, rule or regulation, or material agreement to which the Borrower is subject or Borrower’s charter, operating agreement, or other organization papers or formation documents, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon Borrower (if any);

d.                                      No approval or consent of, or filing with, any governmental agency, authority, or other person or entity is required to make valid and legally binding the execution, delivery or performance by Borrower of this Amendment, the Deposit Yield Agreement, and/or any other document, instrument, or agreement executed in connection herewith.

5.                                      Conditions to Effectiveness.  The agreements of Credit Agent and Lenders hereunder shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of Credit Agent:

a.                                      This Amendment, the Deposit Yield Agreement, and any and all other instruments, documents, and agreements contemplated herein shall have been duly executed and delivered by the respective parties hereto and, shall be in full force and effect and shall be in form and substance reasonably satisfactory to Credit Agent.

b.                                      All action on the part of Borrower necessary for the valid execution, delivery and performance, respectively, by Borrower pursuant to this Amendment, the Deposit Yield Agreement, and any and all other instruments, documents, and agreements contemplated herein shall have been duly and effectively taken.

c.                                       Borrower shall have paid all attorneys’ reasonable fees and expenses incurred by Credit Agent and Lenders in connection with the execution and delivery of this Amendment and the Deposit Yield Agreement.

6.                                      Multiple Counterparts; Amendments.  This Amendment, together with the Deposit Yield Agreement, constitutes the entire agreement of the parties with respect to the matters set forth herein and shall not be modified by any prior oral or written discussions.  This Amendment may not be altered, modified, amended, or cancelled except by an instrument in writing duly executed by the party against whom enforcement of such alteration, modification, amendment, and/or cancellation is sought.  Except as expressly amended hereby, the remaining terms and conditions of the Credit Agreement and other

Loan Documents shall remain in full force and effect.  It is the intention of the parties hereto that this Amendment may be executed in any number of counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file)), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

7.                                      WAIVER OF JURY TRIAL.  Each party hereto hereby makes the following waiver knowingly, voluntarily, and intentionally, and understand that each party hereto, in entering into this Amendment, is expressly relying on such waiver:  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH SUCH PARTY IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE CREDIT AGENT OR ANY LENDER OR IN WHICH THE CREDIT AGENT OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP AMONG THE BORROWER, CREDIT AGENT, AND/OR ANY LENDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AMENDMENT.

8.                                      Governing Law; Sealed Instrument.  This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made and performed in such Commonwealth (without regard to principles of conflict laws) and any applicable law of the United States of America.  This Amendment shall take effect as a sealed instrument pursuant to the law of the Commonwealth of Massachusetts.  The Obligors each submit to the jurisdiction of the courts of the Commonwealth of Massachusetts.

9.                                      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, representatives, executors, administrators, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Richard M. Lucas
Name:	Richard M. Lucas
Title:	Executive Vice President, General Counsel & Secretary

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[Signature Page —  Second Amendment to Warehousing Credit and Security Agreement — Walker & Dunlop, LLC. Warehousing Loan ]

BANK OF AMERICA, N.A., as Credit Agent

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Jane E. Huntington
Name:	Jane E. Huntington
Title:	Senior Vice President

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[Signature Page —  Second Amendment to Warehousing Credit and Security Agreement — Walker & Dunlop, LLC. Warehousing Loan ]

TD BANK, N.A., as Lender

By:	/s/ Richard F. Hay
Name:	Richard F. Hay
Title:	Vice President

[Signature Page —  Second Amendment to Warehousing Credit and Security Agreement — Walker & Dunlop, LLC. Warehousing Loan ]